Exhibit 10.73

MANAGEMENT INVESTOR RIGHTS AGREEMENT dated as of February 23, 2011 (this “Agreement”), by and among MOMENTIVE PERFORMANCE MATERIALS HOLDINGS LLC, a Delaware limited liability company (the “Company”) and the HOLDERS (as hereinafter defined).

WHEREAS, pursuant to the Combination Agreement, dated as of September 10, 2010, by and between Momentive Specialty Chemicals Holdings LLC (formerly known as Hexion LLC), a Delaware limited liability company (“MSC Holdings”) and Momentive Performance Materials Holdings Inc., a Delaware corporation (“MPM Holdings”), MSC Holdings and MPM Holdings effected a series of transactions that resulted in each of MSC Holdings and MPM Holdings becoming a wholly-owned subsidiary of the Company (the “Combination”) and each of the members of MSC Holdings and each of the stockholders of MPM Holdings becoming members of the Company; and

WHEREAS, in connection herewith, the Board has approved the Momentive Performance Materials Holdings LLC 2011 Equity Incentive Plan (the “2011 Plan”) under which the Company may, from time to time, issue equity awards to selected members of management of the Company, its subsidiaries or Affiliates and the Apollo Group (each as hereinafter defined).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

Section 1. Definitions; Rules of Construction.

(a) As used in this Agreement:

“Adoption Agreement” means an agreement substantially in the form of Exhibit A or in such other form that is reasonably satisfactory to the Company.

“Affiliate” of the Company or the Apollo Group means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or the Apollo Group, as applicable. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies (other than the Company) of any investment fund affiliated with Apollo Management IV, L.P., Apollo Management V, L.P., Apollo Management VI, L.P., Apollo Management VII, L.P. or AAA Investments, L.P., or any of their respective Affiliates.

“Affiliate” of a Holder (other than the Apollo Group) means: (i) any member of the immediate family of an individual Holder, including parents, siblings, spouse and children (including those by adoption); the parents, siblings, spouse, or children (including those by adoption) of such immediate family member, and in any such case any trust whose primary beneficiary is such individual Holder or one or more members of such immediate family and/or such Holder’s lineal descendants; (ii) the legal representative or guardian of such individual Holder or of any such immediate family member in the event such individual Holder or any such immediate family member becomes mentally incompetent; and (iii) any Person controlling, controlled by or under common control with a Holder. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Agreement” has the meaning set forth in the Caption.

“Apollo Group” means Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P., Apollo Investment Fund VI, L.P., Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Overseas Partners (Germany) VI, L.P., AAA Investments, L.P., AP Momentive Holdings, LLC, AIF Hexion Holdings, L.P. and each of their respective Affiliates.

“Asset Sale” means the sale of all or substantially all of the assets of the Company, on a consolidated basis, to a Person or Group that is not an Affiliate of any member of the Apollo Group. For the avoidance of doubt, a Qualified Public Offering shall not constitute an Asset Sale.

“Board” means the board of managers or equivalent governing board of the Company or any duly authorized committee thereof. All determinations by any such Board required pursuant to the terms of this Agreement to be made by such Board shall be binding and conclusive.

“Cause” has the meaning set forth in the 2011 Plan.

“Come Along Option” has the meaning set forth in Section 2(b)(i).

“Come Along Transaction” means (i) any sale or transfer by the Apollo Group of Units to any third party following which (when aggregated with all prior such sales or transfers), the Apollo Group shall have disposed of more than 10% of the number of Units that the Apollo Group owned as of the Original Issue Date to a transferee or Group that is not an Affiliate of the Apollo Group or (ii) an Asset Sale.

“Company” has the meaning set forth in the Caption.

“Control Disposition” means a Disposition that would have the effect of transferring to a Person or Group that is not an Affiliate of the Apollo Group a number of Units such that, following the consummation of such Disposition, such Person or Group possesses the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of Units).

“Deemed Held Units” has the meaning set forth in Section 2(a)(ii).

“Disability” has the meaning set forth in the 2011 Plan.

“Disposition” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, of any Units, or any interest therein or right thereto or of all or part of the voting power (other than the granting of a revocable proxy) associated with Units, or any interest therein whatsoever, or any other transfer of beneficial ownership of Units, as applicable, whether voluntary or involuntary, including (a) as a part of any liquidation of a Holder’s assets or (b) as a part of any reorganization of a Holder pursuant to the United States or other bankruptcy law or other similar debtor relief laws.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” means the following:

(a) With respect to each Unit held by any Holder, the per Unit fair market value of the outstanding Units as such fair market value was last determined in good faith by the Board prior to the date of determination or, if the Board determines in good faith that such fair market value has materially changed from the amounts as last determined in good faith by the Board prior to the date of determination, the fair market value as determined in good faith by the Board as of the most recent practicable date prior to the date of determination. The Board shall have no obligation to determine such fair market value at any time. Neither the Company, nor any of its respective officers, directors, employees or agents, shall have any liability with respect to valuation of Units that are bought or sold at the Fair Market Value, as determined pursuant to this paragraph, even though the Fair Market Value, as so determined, may be more or less than actual fair market value, and shall be fully protected in relying in good faith upon the records of the Company, and upon information, opinions, reports or statements presented to the Company by any Person as to matters which the Company or such director, officer, employee or agent reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

(b) Notwithstanding anything to the contrary contained in paragraph (a) above, if any Units are publicly traded or quoted at the time of determination, then the per Unit fair market value of such Units shall be the most recent closing trading price of such Units on the business day immediately prior to the date of determination as determined by the Board in good faith.

“Good Reason” has the meaning set forth in the 2011 Plan.

“Group” has the meaning set forth in Section 13(d)(3) of the Exchange Act.

“Holder Notice” has the meaning set forth in Section 7(a).

“Holder Piggyback Notice” has the meaning set forth in Section 7(a).

“Holders” means the holders of Units from time to time party hereto as set forth herein.

“IRA” has the meaning set forth in Section 3(b)(iii).

“Non-Compete Period” has the meaning set forth in Section 6(c).

“Offer” has the meaning set forth in Section 3(a).

“Offeror” has the meaning set forth in Section 3(a).

“Option” means an option issued to certain Holders pursuant to the 2011 Plan.

“Original Cost” means the Fair Market Value of such Units (or, with respect to any Unit acquired upon exercise of an Option, the applicable Option Price (as defined in the 2011 Plan)) as of the initial grant thereof, subject to appropriate adjustment by the Board for splits, in-kind dividends or other distributions, combinations and similar transactions.

“Original Issue Date” means with respect to any Unit issued to a Holder, the date of issuance of such Unit to such Holder.

“Person” shall be construed broadly and shall include an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Proportionate Percentage” means, with respect to any Holder at the time of any Tag Along Transaction, a fraction (expressed as a percentage) the numerator of which is the total number of Units held by such Holder as of such time (including any Units that such Holder purchases pursuant to any Option to be exercised in connection with the Tag Along Transaction and any units distributed to such Holder pursuant to any deferred compensation plan in connection with the Tag Along Transaction) and the denominator of which is the total number of Units outstanding at the time of determination (including any Units that any Holder or any other Person intends to purchase or acquire pursuant to any Option or other convertible or exercisable security in connection with the Tag Along Transaction and any units distributed to any Holder pursuant to any deferred compensation plan in connection with the Tag Along Transaction).

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the securities covered by such Registration Statement and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments and, in each case, all material incorporated by reference in such prospectus.

“Proxy” has the meaning set forth in Section 5(a).

“Public Sale” means any sale, occurring simultaneously with or after an initial public offering, of Units to the public pursuant to an offering registered under the Securities Act or to the public in the manner described by the provisions of Rule 144(f) promulgated thereunder.

“Qualified Public Offering” has the meaning set forth in the 2011 Plan.

“Registrable Units” means Units, and shall also include any equity security of the Company or any successor thereto, issued in respect of or in exchange for Units, whether by way of dividend or other distribution, stock split, recapitalization, merger, rollup transaction, consolidation or reorganization or otherwise; provided, that any Registrable Units shall cease to be Registrable Units when (i) a Registration Statement with respect to the sale of such Registrable Units has been declared effective under the Securities Act and such Registrable Units have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Units are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) such Registrable Units shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company; and provided, further, that any Units that have ceased to be Registrable Units shall not thereafter become Registrable Units and any security that is issued or distributed in respect of Units that have ceased to be Registrable Units shall not be a Registrable Unit.

“Registration Statement” means any registration statement that, with respect to the Company, covers the Registrable Units, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits thereto and all material incorporated by reference in such Registration Statement.

“Repurchase Date” has the meaning set forth in Section 4(a)(i).

“Repurchase Event” means, with respect to any Holder, such Holder’s termination of relationship with the Company or any of its subsidiaries for any reason (including upon death or Disability).

“Required Voting Percentage” means (x) a majority of the Units owned by the Holders as of the date the vote is taken (including, for purposes of this calculation, Deemed Held Units) and (y) the vote of Units owned by the Apollo Group.

“Sale Notice” has the meaning set forth in Section 2(a)(i).

“Securities” means, with respect to any Person, such Person’s “securities” as defined in Section 2(1) of the Securities Act and includes such Person’s capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Selling Unitholders” means, upon the proper delivery of a Holder Piggyback Notice, the Holders holding Registrable Units.

“Subject Employee” has the meaning set forth in Section 3(b)(iii).

“Tag Along Holder” has the meaning set forth in Section 2(a)(ii).

“Tag Along Notice” has the meaning set forth in Section 2(a)(ii).

“Tag Along Transaction” means the sale or transfer by the Apollo Group of Units to any third party following which (when aggregated with all prior such sales or transfers but excluding any Qualified Public Offering) the Apollo Group shall have disposed of more than 10% of the number of Units that the Apollo Group owned as of the Original Issue Date to a transferee or Group that is not an Affiliate of the Apollo Group. For the avoidance of doubt, a Qualified Public Offering shall not constitute a Tag Along Transaction.

“Term” has the meaning set forth in Section 5(a).

“Underwritten Offering” means a sale of Units to an underwriter for reoffering to the public.

“Units” means the common units of the Company acquired by a Holder pursuant to the 2011 Plan.

(b) Rules of Construction.

(i) Unless otherwise indicated, the words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and any reference in this Agreement to any Caption, Recital, Article, Section, clause, Schedule, Annex or Exhibit shall be to the Caption, Recitals, Articles, Sections and clauses of, and Schedules, Annexes and Exhibits to, this Agreement.

(ii) The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.” Any reference to the masculine, feminine or neuter gender shall include each other gender and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires. All Exhibits and Schedules, if any, annexed hereto or referred to herein are incorporated in and made a part of this Agreement as if set forth in full herein.

Section 2. Certain Dispositions.

(a) Tag Along Transaction.

(i) Subject to the provisions of Section 2(b), prior to the consummation of a Qualified Public Offering, if the Apollo Group desires to effect a Tag Along Transaction, it shall give written notice to the Holders offering such Holders the option to participate in such Tag Along Transaction (a “Sale Notice”). The Sale Notice shall set forth the material terms of the proposed Tag Along Transaction and identify the contemplated transferee or Group.

(ii) Each of the Holders may, by written notice to the Apollo Group (a “Tag Along Notice”) delivered within ten (10) days after the date of the Sale Notice (each such Holder delivering such timely notice being a “Tag Along Holder”), elect to sell in such Tag Along Transaction the Units held by such Holder, provided that the number of Units to be sold by such Holder will not exceed such Holder’s Proportionate Percentage (as calculated pursuant to subsection (iii) below) of the total number of Units that the Apollo Group proposes to sell or transfer in the applicable Tag Along Transaction. The Units to be sold by a Tag Along Holder in a Tag Along Transaction may include, to the extent applicable, Units (x) to be distributed to such Tag Along Holder in connection with such Tag Along Transaction from any deferred compensation plan or (y) that such Tag Along Holder may obtain by exercising any Options held by such Tag Along Holder that are vested as of the date of such Tag Along Notice or that would vest in connection with such Tag Along Transaction (collectively the “Deemed Held Units”).

(iii) If none of the Holders delivers a timely Tag Along Notice, then the Apollo Group may thereafter consummate the Tag Along Transaction, on substantially the same terms and conditions as are described in the Sale Notice (including the number of Units being sold and the sale price), for a period of 360 days thereafter. In the event the Apollo Group has not consummated the Tag Along Transaction within such 360 day period, the Apollo Group shall not thereafter consummate a Tag Along Transaction without first providing a Sale Notice and an opportunity to the Holders to sell in the manner provided above. If one or more of the Holders gives the Apollo Group a timely Tag Along Notice, then the Apollo Group shall use all reasonable efforts to cause the prospective transferee or Group to agree to acquire all Units identified in all timely Tag Along Notices on the same terms and conditions as are applicable to the Units held by the Apollo Group. If such prospective transferee or Group is unable or unwilling to acquire all Units proposed to be included in the Tag Along Transaction on such terms, then the Apollo Group may elect either to cancel such Tag Along Transaction or to allocate the maximum number of Units that such prospective transferee or Group is willing to purchase among the Apollo Group and the Tag Along Holders in the proportion that each such Tag Along Holder’s and the Apollo Group’s Proportionate Percentage bears to the total Proportionate Percentages of the Apollo Group and the Tag Along Holders (e.g., if the Sale Notice contemplated a Tag Along Transaction of 10% Proportionate Percentage by the Apollo Group, and if the Apollo Group at such time owns a 30% Proportionate Percentage, and one Tag Along Holder who owns a 20% Proportionate Percentage elects to participate, then the Apollo Group would be entitled to sell a 6% Proportionate Percentage (30%/50% multiplied by the 10% Proportionate Percentage) and the Tag Along Holder would be entitled to sell a 4% Proportionate Percentage (20%/50% multiplied by the 10% Proportionate Percentage)).

(iv) Notwithstanding the provisions of this Section 2(a), during the first twelve (12) months of this Agreement, the Apollo Group may transfer up to 25% of the Units then owned by it without complying with the provisions of this Section 2(a); provided that such transferee shall agree to become bound by the provisions set forth in this Section 2(a) in the same manner as the Apollo Group.

(v) For purposes of this Section 2(a), any holder of Units who has a contractual right to participate in such Tag Along Transaction or any other holder of Units who is otherwise participating in such Tag Along Transaction with the consent of the Apollo Group shall be deemed to be a “Holder” under this Section 2(a).

(b) Come Along Transaction.

(i) If the Apollo Group desires to effect a Come Along Transaction, whether prior or subsequent to the consummation of a Qualified Public Offering, then in lieu of complying with the requirements of Section 2(a), the Apollo Group at its option (the “Come Along Option”) may require all Holders to sell the same percentage of their respective Units (including their Deemed Held Units) as the Apollo Group desires to sell to the transferee or Group selected by the Apollo Group, at the same price per Unit and on the same terms and conditions as apply to those sold by the Apollo Group.

(ii) Each Holder shall consent to and raise no objections against the Come Along Transaction, and if the Come Along Transaction is structured as (a) a merger or consolidation of the Company or an Asset Sale, each Holder shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger, consolidation or Asset Sale, or (b) a sale of all of the membership units of the Company, the Holders shall agree to sell all their Units that are the subject of the Come Along Transaction (including their Deemed Held Units) at the same price per Unit and generally on the same terms and conditions as apply to those sold by the Apollo Group. The Holders shall take all necessary and desirable actions reasonably requested by the Apollo Group in connection with the consummation of the Come Along Transaction, including the execution of such agreements and such instruments and the taking of such other actions as are reasonably necessary to provide customary representations, warranties, and indemnities regarding title, as well as escrow arrangements relating to such Come Along Transaction.

(c) The Company and each Holder shall cooperate in causing any Deemed Held Units of such Holder that are ultimately included in a Come Along Transaction to be delivered to the Holder immediately prior to the closing of such Come Along Transaction in order that the Holder may exercise his or her rights under Section 2(a) or that the Apollo Group may exercise its rights under Section 2(b), as the case may be.

(d) Upon the closing of the sale of any Units (including any Deemed Held Units) pursuant to this Section 2, the Holders shall deliver at such closing, against payment of the purchase price therefor, certificates representing their Units to be sold, duly endorsed for transfer or accompanied by duly endorsed unit powers, and evidence of good title to the shares to be sold, of the absence of liens, encumbrances and adverse claims with respect thereto and of such other matters as are deemed necessary by the Company for the proper transfer of such units on the books of the Company.

(e) Pledges.

(i) Unless approved by a majority of the Board, no Holder shall pledge any Units held by it, unless such pledge is made by such Holder to the Company.

(ii) At the request of the Company, except to the extent prohibited by applicable law, each Holder shall pledge those Units it holds to secure indebtedness of the Company or any of its subsidiaries, provided that no Holder shall be required to pledge any Units unless all Holders of Units are required to pledge pro-rata; provided further that the consent (which consent will not be unreasonably withheld) of each Holder that is subject to the fiduciary provisions of ERISA shall be required if such pledge would result in the Board becoming a fiduciary for purposes of ERISA.

Section 3. Transfers; Additional Parties.

(a) Restrictions; Permitted Dispositions.

Without the prior consent of the Company, no Holder shall make any Disposition, directly or indirectly, through an Affiliate or otherwise. The preceding sentence shall apply with respect to all Units held at any time by a Holder (including all Units acquired upon the exercise of any Option or upon a distribution pursuant to any deferred compensation plan), regardless of the manner in which such Holder initially acquired such Units. Notwithstanding the foregoing, the following Dispositions by a Holder shall be permitted at any time:

(i) with respect to a Public Sale (A) in connection with the exercise of piggyback registration rights or (B) that occurs at least twelve months following a Qualified Public Offering;

(ii) to: (A) a guardian of the estate of such Holder; (B) an inter-vivos trust primarily for the benefit of such Holder; (C) an inter-vivos trust whose primary beneficiary is one or more of such Holder’s lineal descendants (including lineal descendants by adoption); (D) the spouse of such Holder during marriage and not incident to divorce; or (E) one or more of such Holder’s Affiliates;

(iii) to any Holder by: (A) a guardian of the estate of such Holder; (B) an inter-vivos trust whose primary beneficiary is such Holder or one or more of such Holder’s lineal descendants (including lineal descendants by adoption); (C) the spouse of such Holder; or (D) an Affiliate of such Holder;

(iv) with the consent of the Company, by any Holder to a qualified retirement plan sponsored by such Holder (including, with respect to a qualified retirement plan referred to in this Section 3(a)(iv), to participants, alternate payees and beneficiaries to the extent required by law and the provisions of such plan);

(v) any Disposition permitted pursuant to Section 2(a) or required pursuant to Section 2(b); and

(vi) with the consent of the Company, by any Holder to other Persons for tax planning purposes.

In the event of a transaction involving a change of ownership interest or voting power of any Holder that avoids the restrictions on Dispositions provided in this Section 3(a), such transaction shall be deemed a Disposition by such Holder and an irrevocable “Offer,” and such Holder (“Offeror”) shall promptly notify the Company of such event and offer (the “Offer”), by written notice to the Company, to sell all Units owned by or on behalf of such Holder to the Company and/or the Apollo Group, as applicable, in each case, for Fair Market Value. Offers under this Section 3(a) shall: (a) be in writing; (b) be irrevocable for so long as the Company or the Apollo Group, as applicable, has the right to purchase any securities subject to the Offer; (c) be sent by the Offeror to the Company; and (d) contain a description of the proposed transaction and change of ownership interest or voting power. The Company shall, within five (5) business days from receipt thereof (or, if no such written notice is delivered to the Company by the Holder, within five (5) business days from the Company’s receipt of evidence, satisfactory to it, of such a Disposition by the Offeror), deliver written notice of the Offer to the Apollo Group stating that all Units registered in the name of such Holder are subject to an Offer pursuant to this Section 3(a). The date of such Offer shall be deemed to be the date such written notice of the Offer is so delivered by the Company.

(b) Additional Parties.

(i) As a condition to the obligation of the Company to effect a transfer of Units permitted by this Agreement on the books and records of the Company (other than a transfer (A) permitted by Section 3(a)(i), (B) to the Apollo Group or any of its Affiliates, or (C) to the Company or to any of its subsidiaries), the transferee shall be required to become a party to this Agreement by executing (together with such Person’s spouse, if applicable) an Adoption Agreement.

(ii) Except in the case of a transfer permitted by Section 3(a)(i), in the event that any Person acquires Units from (A) a Holder or any Affiliate or member of such Holder’s Group or (B) any direct or indirect transferee of a Holder, such Person shall be subject to any and all obligations and restrictions of such Holder hereunder (other than the provisions of Section 6), as if such Person was such Holder named herein. Additionally, whenever a Holder makes a transfer of Units other than a transfer permitted by Section 3(a)(i), such Units shall contain a legend so as to inform any transferee that such Units were held originally by a Holder and are subject to transfer restrictions and repurchase. Such legend shall not be placed on Units acquired from a Holder by the Company, the Apollo Group or any of its or their Affiliates.

(iii) Any Units acquired by an individual retirement account (“IRA”) on behalf of an employee of the Company or any of its subsidiaries (the “Subject Employee”) shall be deemed to be held by the applicable Holder. Additionally, such Subject Employee shall be deemed to be a Holder and his or her IRA shall be deemed to have acquired all Units it holds from such Subject Employee pursuant to a transfer that is subject to Section 3(b)(ii) above.

(iv) In the event that any Person that is an Affiliate of the Apollo Group acquires Units from the Apollo Group or any Affiliate of the Apollo Group, such Person shall be subject to any and all obligations and restrictions of the Apollo Group hereunder as if such Person were the Apollo Group.

(v) In the event additional Units are issued to any Person (other than a Holder) at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company, exercisable for or exchangeable into Units, such Person shall become a party to this Agreement upon executing (together with such Person’s spouse, if any) an Adoption Agreement. Upon execution of such Adoption Agreement, such Person shall have all the rights and obligations of a Holder hereunder and the additional Units issued to such Person, as a condition to their issuance, shall become subject to the terms and provisions of this Agreement.

(c) Securities Restrictions; Legends.

(i) No Units shall be transferable except upon the conditions specified in this Section 3(c), which conditions are intended to insure compliance with the provisions of the Securities Act.

(ii) Each certificate, if any, representing Units, as applicable, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A MANAGEMENT INVESTOR RIGHTS AGREEMENT DATED AS OF FEBRUARY 23, 2011 AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND THE OTHER PARTIES NAMED THEREIN. THE TERMS OF SUCH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(iii) The Holder of any Units by acceptance thereof agrees, prior to any transfer of any such Units, to give written notice to the Company of such Holder’s intention to effect such transfer and to comply in all other respects with the provisions of this Section 3(c). Each such notice shall describe the manner and circumstances of the proposed transfer. Upon request by the Company, the Holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for the Holder of such Units, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed transfer does not involve a transaction requiring registration or qualification of such Units under the Securities Act. Such holder of such Units shall be entitled to transfer such Units in accordance with the terms of the notice delivered to the Company, if the Company does not reasonably object to such transfer and request such opinion within fifteen (15) days after delivery of such notice, or, if it requests such opinion, does not reasonably object to such transfer within fifteen (15) days after delivery of such opinion. Each certificate or other instrument evidencing any such transferred Units shall bear the legend set forth in paragraph (ii) above unless (i) such opinion of counsel to the holder of such Units (which opinion and counsel shall be reasonably acceptable to the Company) states that registration of any future transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legends.

(iv) Notwithstanding the foregoing provisions of this Section 3(c), the restrictions imposed by this Section 3(c) upon the transferability of any Units shall cease and terminate when (i) any such Units are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, or (ii) after a Qualified Public Offering, the holder of such Units has met the requirements for transfer of such Units pursuant to Rule 144 under the Securities Act. Whenever the restrictions imposed by this Section 3(c) shall terminate, the holder of any Units as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in paragraph (ii) above and not containing any other reference to the restrictions imposed by this Section 3(c).

Section 4. Repurchase and Information Rights.

(a) Repurchase Rights of the Company.

(i) From and after a Repurchase Event, each of the Company and its subsidiaries shall have the right, but not the obligation, to repurchase all or any portion of the Units held by such Holder (including any Units received upon a distribution from any deferred compensation plan or any Units issuable upon exercise of any Options held by such Holder) in accordance with this Section 4, in each case, for Fair Market Value, but subject to Section 4(a)(ii). The Company or any of its subsidiaries may exercise the right to purchase such Units until the date occurring six months after the Repurchase Event; provided, however, that with respect to Units acquired by a Holder after such Repurchase Event (whether by exercise of Options, distribution of shares from any deferred compensation plan or otherwise), the Company or any of its subsidiaries may exercise the right to purchase such Units until the date occurring six months after the acquisition of such Units by such Holder (such date, the “Repurchase Date”). The determination date for purposes of determining the Fair Market Value shall be the closing date of the purchase of the applicable shares (which closing date shall not be later than the Repurchase Date).

(ii) Notwithstanding anything contained herein to the contrary, in the event (i) a Holder materially breaches the terms of this Agreement (including Section 6) or any other agreement between the Holder and any of the Company or its subsidiaries or (ii) a Holder’s relationship with the Company or any of its subsidiaries is terminated by the Company or any of its subsidiaries for Cause, then any of the Company or any of its subsidiaries shall have the right, but not the obligation, to repurchase all or any portion of the Units held by such Holder (including any Units received upon a distribution from any deferred compensation plan or any Units issuable upon exercise of any Options held by such Holder) in accordance with this Section 4 for the lesser of (i) Original Cost and (ii) Fair Market Value. The determination date for purposes of determining the Fair Market Value shall be the closing date of the purchase of the applicable Units.

(b) The Apollo Group Repurchase Right. The Company shall give written notice to the Apollo Group stating whether the Company will exercise the purchase rights pursuant to clause (a) above. If such notice states that the Company will not exercise its purchase rights for all or a portion of the Units subject thereto, the Apollo Group (or its designee) shall have the right to purchase such Units not purchased by the Company or its subsidiaries on the same terms and conditions as the Company and its subsidiaries until the later of (i) the 30th day following the receipt of such notice or (ii) the Repurchase Date (in the case of a repurchase pursuant to clause (a)(i) above).

(c) Closing. The closing of any purchase of Units pursuant to this Section 4 shall take place on a date designated by the Company or the Apollo Group, as applicable, in accordance with the provisions of this Section 4; provided that the closing will be deferred until such time as the subject Holder has held the Units for a period of at least six months and one day. The Company or the Apollo Group, as applicable, will pay for the Units purchased by it pursuant to this Section 4 by delivery of a check or wire transfer of funds, in exchange for the delivery by the Holder of the certificates, if any, representing such Units duly endorsed for transfer to the Company or the Apollo Group, as applicable. The Company shall have the right to record such purchase on its books and records without the consent of the Holder.

(d) Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this Agreement, all purchases of Units by the Company shall be subject to applicable restrictions contained in (i) federal law, (ii) the Delaware Limited Liability Company Act and (iii) debt and equity financing agreements of any of the Company or any subsidiary thereof. Notwithstanding anything to the contrary contained in this Agreement, if any such restrictions prohibit or otherwise delay any purchase of Units that the Company is otherwise entitled or required to make pursuant to this Section 4, then the Company shall have the option to make such purchases pursuant to this Section 4 within thirty (30) days of the date that it is first permitted to make such purchase under the laws and/or agreements containing such restrictions. Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor any subsidiary thereof shall be obligated to effect any transaction contemplated by this Section 4 if such transaction would violate the terms of any restrictions imposed by agreements evidencing any indebtedness of the Company or subsidiary thereof. In the event that any Units are sold by a Holder pursuant to this Section 4, the Holder, and such Holder’s successors, assigns or representatives, will take all steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals with respect to such Holder and take all other actions necessary and desirable to facilitate consummation of such sale in a timely manner.

(e) Information Rights. Each Holder hereby knowingly and irrevocably waives, to the maximum extent permitted by applicable law, effective as of the date of any Repurchase Event, all of such Holder’s information and access rights with respect to the Company, whether under Section 18-305 of the Delaware Limited Liability Company Act or otherwise.

Section 5. Voting Agreements.

(a) Each Holder who holds Units hereby revokes any and all prior proxies or powers of attorney in respect of any of such Holder’s Units and constitutes and appoints the Apollo Group, or any nominee of the Apollo Group, with full power of substitution and resubstitution, at any time from the date hereof until the earlier of (i) the termination of such Holder’s rights under this Agreement pursuant to Section 9(e) hereof (the “Term”) and (ii) the consummation of a Qualified Public Offering, as its true and lawful attorney and proxy (its “Proxy”), and in its name, place and stead, to vote each of such Units (whether such Units are currently held or may be acquired in the future by such Holder) as its Proxy, at every annual, special, adjourned or postponed meeting of the members of the Company, including the right to sign its name (as member) to any consent, certificate or other document relating to the Company that applicable laws may permit or require with respect to any matter referred to be voted on by the members of the Company. THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM.

(b) No Proxies for or Encumbrances on Units. Except pursuant to the terms of this Agreement, during the Term and prior to a Qualified Public Offering, no Holder shall, without the prior written consent of the Apollo Group, directly or indirectly, (i) grant any proxies (other than pursuant to Section 5(a) above) or enter into any voting trust or other agreement or arrangement with respect to the voting of any Units held by such Holder or (ii) except as permitted pursuant to Section 2 or 3, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any such Holder’s Units.

Section 6. Non-Compete and Non-Solicitation.

(a) Each Holder shall be bound by the non-compete and non-solicitation provisions contained in this Section 6, unless such Holder is a party to an employment or other similar agreement (but excluding, for the avoidance of doubt, any members or shareholders or similar agreement) with the Company or any of its Affiliates (the “Applicable Companies”) which contains non-compete and non-solicitation provisions, in which event such Holder shall only be bound by the non-compete and non-solicitation provisions contained in such employment or other similar agreement and shall not be bound by the provisions of this Section 6.

(b) During the period commencing on the date hereof and ending on the first anniversary of the date on which the Holder ceases to receive any payments related to salary, bonus or severance from any Applicable Company, the Holder shall not directly or indirectly through another Person (i) induce or attempt to induce any employee of any Applicable Company to leave the employ of any Applicable Company, or in any way interfere with the relationship between any Applicable Company, on the one hand, and any employee thereof, on the other hand, (ii) hire any person who was an employee of any Applicable Company until twelve (12) months after such individual’s employment relationship with any Applicable Company has been terminated or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of any Applicable Company to cease doing business with such Applicable Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and any Applicable Company, on the other hand.

(c) Each Holder acknowledges that, in the course of his or her employment with any Applicable Company and their predecessors, he or she has become familiar, or will become familiar, with such Applicable Company’s and their predecessors’ trade secrets and with other confidential information concerning the Applicable Companies and their respective predecessors and that his or her services have been and will be of special, unique and extraordinary value to the Applicable Companies. Therefore, each Holder agrees that, during the period commencing on the date hereof and ending on the date on which the Holder ceases to receive any payments related to salary, bonus or severance from any Applicable Company (or in the case of a termination by an Applicable Company of the Holder’s employment for Cause or a termination by the Holder of his or her employment without Good Reason, the first anniversary of the date on which the Holder ceases to receive such payments) (the “Non-Compete Period”), such Holder shall not directly or indirectly, engage in the production, sale or distribution of any product produced, sold or distributed by any Applicable Company as of the date hereof or during the Non-Compete Period anywhere in the world in which any Applicable Company is doing business. For purposes of this Section 6(c), the phrase “directly or indirectly engage in” shall include any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner, stockholder, partner, joint venturer or otherwise, and shall include any direct or indirect participation in such enterprise as an employee, consultant, licensor of technology or otherwise; provided, however, that nothing in this Section 6 shall prohibit any Holder from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as such Holder has no active participation in the business of such corporation.

(d) Each Holder understands that the foregoing restrictions may limit his or her ability to earn a livelihood in a business similar to the business of any Applicable Company, but he or she nevertheless believes that he or she has received and will receive sufficient consideration and other benefits as an employee of an Applicable Company and as otherwise provided hereunder or as described in the recitals hereto to clearly justify such restrictions which, in any event (given his or her education, skills and ability), such Holder does not believe would prevent him or her from otherwise earning a living. Each Holder has carefully considered the nature and extent of the restrictions placed upon him or her by this Agreement, and hereby acknowledges and agrees that the same are reasonable in time and territory and do not confer a benefit upon any Applicable Company disproportionate to the detriment which the same may cause such Holder.

Section 7. Registration Rights with respect to Units.

(a) Subject to Section 7(b), if at any time after the date hereof, the Company proposes to file a Registration Statement (other than a registration on Form S-4 or S-8 or any successor form to such forms or any registration of Units relating to an offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement) with respect to an offering that includes any Units, then the Company shall give prompt written notice (the “Holder Notice”) to the Holders of Units of its intention to register such Units, and such Holders shall be entitled to include in such Registration Statement the Units held by them. Upon the written request of any holder of Units (a “Holder Piggyback Notice”), delivered within 15 days after receipt of the Holder Notice, to include in such registration Registrable Units designated by such holders (which request shall specify the number of shares of Registrable Units proposed to be included in such registration), the Company shall use commercially reasonable efforts to cause all such shares of Registrable Units to be included in such registration on the same terms and conditions as the Units otherwise being sold in such registration.

(b) Registrable Units Underwriter’s Cutback. If the managing underwriter in any offering contemplated by Section 7(a) advises the Company that the inclusion of all Registrable Units proposed to be included in a registration would interfere with the successful marketing (including pricing) of the Units to be offered thereby, then the number of Registrable Units proposed to be included in such registration shall be allocated among the Company and all Selling Unitholders proportionately, such that the number of Units that each such Person shall be entitled to sell in the public offering shall be included in the following order:

(i) first, the Units to be issued and sold by the Company in such registration;

(ii) second, the Registrable Units held by those other members of the Company pursuant to any contractual demand registration rights with the Company; and

(iii) third, the Registrable Units held by each of (X) the Holders requesting their Registrable Units be included in such registration pursuant to the terms of this Section 7 and (Y) those other members of the Company exercising their piggyback registration rights pursuant to any contractual registration rights with the Company, pro rata based upon the number of shares of Registrable Units owned by each such Person at the time of such registration.

(c) Certain Permitted Cutbacks. Notwithstanding anything to the contrary set forth in Section 7(b), if the managing underwriter for an Underwritten Offering advises the Company that the inclusion of all Units proposed to be included in such registration by any particular Holder would interfere with the successful marketing (including pricing) of the Units to be offered thereby, then the number of Units proposed to be included in such registration by such Holder shall be reduced to the lower of the number of Units that the managing underwriter advises that such Holder may sell in the Underwritten Offering and the number of Units calculated pursuant to the foregoing.

(d) Lock-Up. If the Company at any time shall register Units under the Securities Act for sale to the public, no Holder shall sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any shares of, interests and participation in and other equivalents (however designated) of units or membership interests (including all Units) of the Company without the prior written consent of the Company, for the period of time in which the Apollo Group has similarly agreed not to sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any shares of, interests and participation in and other equivalents (however designated) of units or membership interests (including all Units) of the Company. The Apollo Group shall use reasonable efforts to limit any such period to not more than 180 days.

(e) Company Control. The Company may decline to file a Registration Statement after the giving of a Holder Piggyback Notice, or withdraw a Registration Statement after filing and after the giving of Holder Piggyback Notice but prior to the effectiveness of the Registration Statement, provided that the Company shall promptly notify each Holder in writing of any such action and provided further that the Company shall bear all reasonable expenses incurred by such Holder in connection with such withdrawn Registration Statement.

Section 8. Notices.

In the event a notice or other document is required to be sent hereunder to the Company or to any Holder or the spouse or legal representative of a Holder, such notice or other document, if sent by mail, shall be sent by registered mail, return receipt requested (and by air mail in the event the addressee is not in the continental United States), to the party entitled to receive such notice or other document at the address set forth on Annex I. Any such notice shall be effective and deemed received three (3) days after proper deposit in the mails, but actual notice shall be effective however and whenever received. The Company, any Holder or any spouse or legal representative of a Holder, may effect a change of address for purposes of this Agreement by giving notice of such change to the Company, and the Company shall, upon the request of any party hereto, notify such party of such change in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth on Annex I shall be effective for all purposes.

Section 9. Miscellaneous Provisions.

(a) Each Holder that is an entity that was formed for the sole purpose of acquiring Units or that has no substantial assets other than the Units, or interests in the Units agrees that (a) instruments reflecting equity interests in such entity (and the certificates for shares of common stock or other equity interests in any similar entities controlling such entity) will note the restrictions contained in this Agreement on the transfer of Units as if such equity interests were Units and (b) no such shares of common stock or other equity interests may be transferred to any Person other than in accordance with the terms and provisions of this Agreement as if such shares or equity interests were shares of Units.

(b) No Holder shall enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Securities of the Company on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Holders or with Persons that are not parties to this Agreement), including agreements or arrangements with respect to the acquisition or disposition of any Securities of the Company in a manner inconsistent with this Agreement, other than the Hexion LLC Amended and Restated Investor Rights Agreement dated as of May 31, 2005 and the Momentive Performance Materials Holdings Inc. Amended and Restated Securityholders Agreement dated as of March 5, 2007.

(c) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(d) This Agreement shall be binding upon the Company, the Holders, any spouses of the Holders, and their respective heirs, executors, administrators and permitted successors and assigns.

(e) Any provision of this Agreement affecting the rights or obligations of the Holders of Units as such provisions apply to such Persons only and in such capacity only, shall be amended, waived or terminated from time to time by an instrument in writing signed by the Company and such Holders having the Required Voting Percentage; provided, that all such rights and obligations shall terminate automatically (without any further action required) upon the earlier to occur of (x) a Control Disposition or Asset Sale or (y) the dissolution of the Company. Notwithstanding the foregoing, (A) this Agreement may be amended by the Company, without the consent of any Holder, to cure any ambiguity or to cure, correct or supplement any defective provisions contained herein, or to make any other provisions with respect to matters or questions hereunder as the Company may deem necessary or advisable, so long as such action does not affect adversely the interest of any Holder, (B) any Holder may waive in writing any right under this Agreement as such right applies to such Holder only, without any further action by the Company or any other Holder and (C) Sections 2 and 3 may be amended only with the prior consent of each of the Company and the Apollo Group (in each case, based on its proportionate ownership percentage).

(f) Any Holder who disposes of all of his or her Units in conformity with the terms of this Agreement shall cease to be a party to this Agreement and shall have no further rights hereunder.

(g) The spouses of the Holders are fully aware of, understand and fully consent and agree to the provisions of this Agreement and its binding effect upon any community property interests or similar marital property interests in the Units they may now or hereafter own, and agree that the termination of their marital relationship with any respective Holder for any reason shall not have the effect of removing any Units otherwise subject to this Agreement from the coverage of this Agreement and that their awareness, understanding, consent and agreement are evidenced by their signing this Agreement. Furthermore, each Holder agrees to cause his or her spouse (and any subsequent spouse) to execute and deliver, upon the request of the Company, a counterpart of this Agreement or an Adoption Agreement.

(h) Any Disposition or attempted Disposition in breach of this Agreement shall be void and of no effect. In connection with any attempted Disposition in breach of this Agreement, the Company may hold and refuse to transfer any Units or any certificate therefor, in addition to and without prejudice to any and all other rights or remedies that may be available to it or the Holders. Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

(i) This Agreement may be executed simultaneously in two or more original or facsimile counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The failure of any Holder to execute this Agreement does not make it invalid as against any other Holder.

(j) Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, illegal or otherwise unenforceable provisions shall be null and void as to such jurisdiction. It is the intent of the parties, however, that any invalid, illegal or otherwise unenforceable provisions be automatically replaced by other provisions that are as similar as possible in terms to such invalid, illegal or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

(k) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and other documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

(l) The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly (but not exclusively) lie in any federal or state court located in the State of Delaware. By execution and delivery of this Agreement each party hereto irrevocably submits to the jurisdiction of such courts for himself and in respect of his property with respect to such action. The parties hereto irrevocably agree that venue for such action would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(m) No course of dealing between any of the Company, or any of its subsidiaries, on the one hand, and the Holders (or any of them), on the other hand, or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(n) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OR ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.

(o) This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto, whether written, oral or otherwise, as to such subject matter. Unless otherwise provided herein, any consent required by the Company may be withheld by the Company in its sole discretion.

(p) Except as otherwise expressly provided herein, no Person not a party to this Agreement, as a third party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement.

(q) If, and as often as, there are any changes in any Units by way of split, dividend or distribution, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be deemed automatically made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Units as so changed without any further action being required on the part of the Company, the Holders or any other party hereto.

(r) No director of the Company shall be personally liable to the Company or any Holder as a result of any acts or omissions taken under this Agreement in good faith.

(s) In the event additional Units are issued to a Holder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into Units, such additional Units, as a condition to their issuance, shall become subject to the terms and provisions of this Agreement, unless they are subject to the terms and provisions of either the Hexion LLC Amended and Restated Investor Rights Agreement dated as of May 31, 2005 or the Momentive Performance Materials Holdings Inc. Amended and Restated Securityholders Agreement dated as of March 5, 2007.

(t) Notwithstanding anything to the contrary contained herein, but subject to Section 2(a), any party hereto that is a member of the Apollo Group may assign its rights or obligations, in whole or in part, under this Agreement to one or more of its Affiliates.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Management Investor Rights Agreement as of the date first above written.

MOMENTIVE PERFORMANCE MATERIALS HOLDINGS LLC

By:	/s/ Authorized Person
Name:
Title:

AIF HEXION HOLDINGS, L.P.

By:	/s/ Authorized Person
Name:
Title:

APOLLO INVESTMENT FUND VI, L.P.

By:	Apollo Advisors VI, L.P., its general partner

By:	Apollo Capital Management VI, LLC, its general partner

By:	/s/ Authorized Person
Name:
Title:

AP MOMENTIVE HOLDINGS, LLC

By:	/s/ Authorized Person
Name:
Title:

EXHIBIT A

ADOPTION AGREEMENT

FOR HOLDERS OF UNITS

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Management Investor Rights Agreement among Momentive Performance Materials Holdings LLC (the “Company”) and the holders listed therein dated as of February 23, 2011, a copy of which is attached hereto (the “Management Investor Rights Agreement”), by the transferee (“Transferee”) executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

(1) Acknowledgement. Transferee acknowledges that Transferee is acquiring Units of the Company, subject to the terms and conditions of the Management Investor Rights Agreement. Capitalized terms used herein without definition are defined in the Management Investor Rights Agreement and are used herein with the same meanings set forth therein.

(2) Agreement. Transferee (i) agrees that the Units acquired by Transferee, and any other Units and other securities of the Company that may be acquired by Transferee in the future, shall be bound by and subject to the terms of the Management Investor Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Management Investor Rights Agreement, and agrees to be bound by all of the terms and conditions thereof, with the same force and effect as if he or she were originally a party thereto.

(3) Notice. Any notice required as permitted by the Management Investor Rights Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

(4) Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the Units and or other securities referred to above and in the Management Investor Rights Agreement, to the terms of the Management Investor Rights Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed this Adoption Agreement as of             ,             .

MOMENTIVE PERFORMANCE MATERIALS HOLDINGS LLC

By:
Name:
Title:

TRANSFEREE:

TRANSFEREE SPOUSE (if applicable):

ANNEX I

(A) If to the Company:

Momentive Performance Materials Holdings LLC

180 East Broad Street

Columbus, OH 43215

Facsimile: (614) 225-2108

Attention: General Counsel

with a copy (which shall not constitute notice) to:

The Apollo Group

c/o Apollo Management V, L.P.

9 West 57th Street

New York, NY 10019

Facsimile: (212) 515-3264

Attention: Jordan Zaken; and

O’Melveny & Myers LLP

7 Times Square

New York, NY 10036

Facsimile: (212) 326-2061

Attention: John M. Scott

(B) If to the Apollo Group:

c/o Apollo Management V, L.P.

9 West 57th Street

New York, NY 10019

Facsimile: (212) 515-3264

Attention: Jordan Zaken

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

7 Times Square

New York, NY 10036

Facsimile: (212) 326-2061

Attention: John M. Scott

(C) If to any Holder, to the address set forth with respect to such Holder in the Company’s records.

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